UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2024

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40400	46-1942864
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Lavaca Street, Austin, TX 78701

(Address of principal executive offices) (Zip Code)

(209) 651-0172

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported by Digital Brands Group, Inc. (the “Company”) on its Current Report on Form 8-K filed on May 26, 2023, with the Securities and Exchange Commission (the “SEC”), on May 23, 2023, The Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that it had determined to delist the Company’s shares as the Company no longer satisfied the $35,000,000 market value of listed securities requirement, or the alternative $2,500,000 stockholders’ equity requirement, as set forth in Listing Rule 5550(b) (the “Equity Rule”), for continued listing on The Nasdaq Capital Market. On May 30, 2023, the Company requested a hearing before a Nasdaq Hearings Panel (the “Panel”). On June 28, 2023, and as previously reported by the Company on its Current Report on Form 8-K filed on June 30, 2023, with the SEC, Nasdaq issued an additional delist determination based upon the Company’s non-compliance with the minimum bid price requirement. The hearing was held on July 13, 2023, and by decision dated July 27, 2023, the Panel granted the Company’s request for an extension to evidence compliance with all applicable continued listing criteria, through September 15, 2023.

On September 20, 2023, the Company was formally notified by Nasdaq that it had evidenced full compliance with all requirements for continued listing on The Nasdaq Capital Market, including the bid price requirement and the Equity Rule.

The Company remained subject to a “Panel Monitor” as that term is defined under Nasdaq Listing Rule 5815(d)(4)(A), through September 20, 2024. Under the terms of the Panel Monitor, in the event the Company fails to satisfy any requirement for continued listing on The Nasdaq Capital Market during the monitoring period, the Company will be required to request a hearing before the Panel in order to maintain its listing rather than taking the interim step of submitting a compliance plan for the Listing Qualifications Staff’s review or receiving any otherwise applicable grace period.

In the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 15, 2024, the Company reported stockholders’ equity of $1,602,592 and, therefore, no longer complied with the Equity Rule. On April 22, 2024, Nasdaq notified the Company that, given the Panel Monitor, unless the Company timely requests a hearing before a Panel, the Company’s securities would be subject to delisting from Nasdaq. Accordingly, the Company intends to timely request a hearing before the Panel. The hearing request will automatically stay any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. In that regard, pursuant to the Listing Rules, the Panel has the authority to grant an additional extension period not to exceed October 21, 2024.

Notwithstanding the foregoing, there can be no assurance that the Panel will grant the Company a further extension or that the Company will ultimately regain compliance with all applicable requirements for continued listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Dated: April 25, 2024	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer